UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): May 20, 2008
AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On May 20, 2008, Gene S. Bertcher, Executive Vice President and Interim Chief Financial Officer of American Realty Investors, Inc. (the “Company” or the “Issuer” or “ARL”), ceased to be the Interim Chief Financial Officer of the Company when David R. Fletcher was elected by the Board of Directors of the Company as Executive Vice President and Chief Financial Officer of the Company. See subpart (c) below.
     (c) Effective May 20, 2008, the Board of Directors of the Company appointed David R. Fletcher, age 48, Executive Vice President and Chief Financial Officer of the Company. Previously from April 2007 to March 2008, Mr. Fletcher was Executive Vice President and Chief Financial Officer of a wholly owned subsidiary of Tarragon Corporation, a leading mixed-use developer of real estate with a focus on for rent and for sale multi family housing, which has its common stock listed and traded on the NASDAQ. Prior thereto from November 2005 to June 2006, Mr. Fletcher was Senior Vice President and Chief Financial Officer of Focus Property Group, a privately held developer of residential master-plan communities; from March 2003 to November 2005, Mr. Fletcher was Chief Executive Officer of Hawk Eye Capital, LLC, a privately held management consulting firm; from March 2000 to February 2003, he was Chief Financial Officer of Fuel Links, Inc., a privately held software development company and for more than five years prior thereto was employed as a senior manager with Deloitte & Touche LLP and as a commercial real estate loan officer with Bank of America. Mr. Fletcher holds a masters in Business Administration in Finance from the McCombs Graduate School of Business at the University of Texas at Austin, graduating as a Sord Scholar.
     Also on May 20, 2008, the Board of Directors of the Company appointed Gene S. Bertcher, age 59, Chief Accounting Officer of the Company; Mr. Bertcher remains Executive Vice President of the Company having been elected to that office on February 25, 2008. Mr. Bertcher is (and will continue to be) President and Chief Financial Officer of New Concept Energy, Inc. (formerly CabelTel International Corporation), a Nevada corporation (“GBR”) which has its common stock listed on the American Stock Exchange LLC, a position he has occupied since November 1, 2004. From January 3, 2003 until November 1, 2004, Mr. Bertcher was also Chief Executive Officer of GBR. He has been a certified public accountant since 1973. Mr. Bertcher has been a director since June 1999 (and was from November 1989 to September 1996) of GBR. Until November 1989, Mr. Bertcher was a partner in Grant Thornton LLP having served as the Chairman of its National Real Estate and Construction Committee.
     No family relationship exists between Messrs. Fletcher or Bertcher and any director or executive officer of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 22, 2008	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Executive Vice President
General Counsel/Tax Counsel and Secretary Officer